Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-255848) of The Honest Company, Inc. of our report dated March 28, 2022 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 28, 2022